Exhibit 99.1

Greg Parker
Investor Relations
210.220.5632
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
January 25, 2017

CULLEN/FROST REPORTS 4th QUARTER AND 2016 ANNUAL RESULTS

SAN ANTONIO - Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported fourth quarter results and annual earnings for 2016. Cullen/Frost reported net income available to common shareholders for the fourth quarter of 2016 of $81.7 million, or $1.28 per diluted common share, compared to fourth quarter 2015 earnings of $56.2 million, or $0.90 per diluted common share. For the fourth quarter of 2016, returns on average assets and common equity were 1.09 percent and 11.03 percent respectively, compared to 0.78 percent and 8.07 percent for the same period in 2015.

The company also reported 2016 annual net income available to common shareholders of $296.2 million, an increase of 9.2 percent compared to 2015 earnings of $271.3 million. On a per-share basis, 2016 earnings were $4.70 per diluted common share, compared to $4.28 per diluted common share reported in 2015. For the year 2016, returns on average assets and common equity were 1.03 percent and 10.16 percent respectively, compared to 0.97 percent and 9.86 percent reported in 2015.

During the fourth quarter of 2016, average deposits rose by 3.9 percent to $25.4 billion, up $951 million from the $24.5 billion reported in the fourth quarter of 2015. Average loans increased 3.1 percent to $11.7 billion compared to $11.4 billion in the fourth quarter of 2015.

“The fourth quarter represented a strong finish to the year and it generated some great momentum going into 2017,” said Phil Green, Cullen/Frost chairman and CEO. “Our loan growth was particularly good toward the end of the year. I'm extremely proud of the entire Frost team and how they executed our plans in a tough environment.”

During the year, Frost received further validation of its outstanding service culture and performance by well-regarded third parties. For the seventh consecutive year, Frost received the highest ranking in customer satisfaction in Texas in the J.D. Power and Associates 2016 U.S. Retail Banking Satisfaction Study. Frost Bank also received 29 Greenwich Excellence Awards for providing superior service, advice and performance to small-business and middle-market banking clients, marking the 11th consecutive year Frost has been recognized by Greenwich Associates.

For 2016, average total loans were $11.6 billion, an increase of $288 million, or 2.6 percent, from the $11.3 billion reported the previous year. Average total deposits for 2016 rose to $24.5 billion, up 2.0 percent, or $471 million, over the $24.0 billion reported in 2015. Net interest income on a taxable-equivalent basis increased to $940.0 million, up 5.8 percent, over the $888.0 million reported a year earlier, reflecting the impact of the increasing volume of earning assets. Non-interest income for the year rose 6.4 percent to $349.7 million over the $328.7 million reported for 2015.

Noted financial data for the fourth quarter:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios for the Corporation at the end of the fourth quarter of 2016 were 12.52 percent, 13.33 percent, and 14.93 percent, respectively, and continue to be in excess of well-capitalized levels. Current capital ratios exceed Basel III fully phased-in requirements.

•
Net interest income on a taxable-equivalent basis for the fourth quarter totaled $245.0 million, an increase of 8.6 percent compared to the $225.6 million reported for the fourth quarter of 2015. This increase resulted primarily from an increase in the average volume of earning assets. The net interest margin was 3.55 percent for the fourth quarter, compared to 3.43 percent for the fourth quarter of 2015 and 3.53 percent for the third quarter of 2016. A shift in the mix of earning assets to higher yielding assets, primarily in tax-exempt securities, and the Federal Reserve's two 25-basis-point rate increases, one in December 2015 and one in December 2016, positively affected the net interest margin compared to a year ago.

•
Non-interest income for the fourth quarter of 2016 was $93.4 million, up $10.3 million from the $83.2 million reported a year earlier. Other income was up $10.0 million and was primarily impacted by a $10.3 million net gain realized from the sale of the corporation's downtown headquarters and adjacent properties in San Antonio. Insurance commissions and fees decreased $1.1 million due mainly to decreases in the employee benefits commissions. Other charges, commissions and fees were up $817,000 mainly related to lending related fees and capital market fees for financial advisory services.

•
Non-interest expense for the fourth quarter of 2016 was $193.9 million, up $20.5 million or 11.8 percent from the $173.4 million reported for the fourth quarter of 2015. Salaries and wages increased $3.6 million or 4.6 percent, impacted mainly by normal annual merit and market increases. Employee benefits increased $784,000 or 4.9 percent, primarily related to higher medical expenses and profit sharing plan expense. Net occupancy expense increased $1.2 million, mainly from higher depreciation expense and property taxes related to Frost's new operations and support center along with new financial center locations. Furniture and equipment was up $830,000 due mainly to technology initiatives combined with new financial centers. Deposit insurance was up $1.3 million mainly due to an increase in the assessment rate, in part due to a new surcharge that became applicable in 2016, and an increase in assets. Other expense was up $12.9 million, resulting primarily from $5.9 million in write downs of certain assets that Frost intends to dispose of in 2017. Additionally, a $4.4 million contribution to our charitable foundation affected the increase.

•
For the fourth quarter of 2016, the provision for loan losses was $8.9 million, compared to net charge-offs of $5.7 million. For the fourth quarter of 2015, the provision for loan losses was $34.0 million, compared to net charge-offs of $8.5 million. The allowance for loan losses as a percentage of total loans was 1.28 percent at December 31, 2016, compared to 1.29 percent last quarter and 1.18 percent at year-end 2015.

Non-performing assets were $102.6 million at year end, compared to $100.9 million the previous quarter, and $85.7 million at year-end 2015.

Cullen/Frost Bankers, Inc. will host a conference call on Wednesday, January 25, 2017, at 10 a.m. Central Time (CT) to discuss the results for the quarter and the year. The media and other interested parties are invited to access the call in a “listen only” mode at 800-944-6430. Digital playback of the conference call will be available after 12 p.m. CT until midnight Sunday, January 29, 2017 at 855-859-2056, with the Conference ID# of 52776685. The call will also be available by audio webcast on the company’s website, frostbank.com, and available for playback after 2 p.m. CT. After entering the website www.frostbank.com, scroll down to the bottom of the home page. Under Company Information, click on Investor Relations.

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $30.2 billion in assets at December 31, 2016. One of the 50 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	Acquisitions and integration of acquired businesses.

•	The ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2016				2015
	4th Qtr	3rd Qtr	2nd Qtr(2)	1st Qtr(2)	4th Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$201,603	$194,507	$190,502	$189,724	$186,139
Net interest income (1)	244,961	235,665	230,158	229,173	225,649
Provision for loan losses	8,939	5,045	9,189	28,500	34,000
Non-interest income:
Trust and investment management fees	26,434	26,451	26,021	25,334	26,289
Service charges on deposit accounts	20,434	20,540	19,865	20,364	20,686
Insurance commissions and fees	11,342	11,029	9,360	15,423	12,398
Interchange and debit card transaction fees	5,531	5,435	5,381	5,022	5,075
Other charges, commissions and fees	9,798	10,703	10,069	9,053	8,981
Net gain (loss) on securities transactions	109	(37)	—	14,903	(107)
Other	19,786	7,993	7,321	6,044	9,833
Total non-interest income	93,434	82,114	78,017	96,143	83,155

Non-interest expense:
Salaries and wages	81,851	79,411	78,106	79,297	78,247
Employee benefits	16,754	17,844	17,712	20,305	15,970
Net occupancy	17,996	18,202	18,242	17,187	16,800
Furniture and equipment	17,734	17,979	17,978	17,517	16,904
Deposit insurance	5,016	4,558	4,197	3,657	3,667
Intangible amortization	560	586	619	664	766
Other	53,940	41,925	42,591	40,532	41,045
Total non-interest expense	193,851	180,505	179,445	179,159	173,399
Income before income taxes	92,247	91,071	79,885	78,208	61,895
Income taxes	8,528	10,852	8,378	9,392	3,657
Net income	83,719	80,219	71,507	68,816	58,238
Preferred stock dividends	2,016	2,016	2,015	2,016	2,016
Net income available to common shareholders	$81,703	$78,203	$69,492	$66,800	$56,222

PER COMMON SHARE DATA
Earnings per common share - basic	$1.29	$1.24	$1.12	$1.07	$0.90
Earnings per common share - diluted	1.28	1.24	1.11	1.07	0.90
Cash dividends per common share	0.54	0.54	0.54	0.53	0.53
Book value per common share at end of quarter	45.03	47.98	48.22	45.94	44.30

OUTSTANDING COMMON SHARES
Period-end common shares	63,474	62,891	62,049	61,984	61,982
Weighted-average common shares - basic	63,157	62,450	61,960	61,929	62,202
Dilutive effect of stock compensation	881	691	497	70	648
Weighted-average common shares - diluted	64,038	63,141	62,457	61,999	62,850

SELECTED ANNUALIZED RATIOS
Return on average assets	1.09%	1.07%	0.99%	0.96%	0.78%
Return on average common equity	11.03	10.31	9.70	9.55	8.07
Net interest income to average earning assets (1)	3.55	3.53	3.57	3.58	3.43

(1) Taxable-equivalent basis assuming a 35% tax rate
(2) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the early adoption of a new accounting standard which requires all income tax effects related to settlements of share-based payment awards be reported in earnings as an increase or decrease to income tax expense.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2016				2015(1)
	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$11,726	$11,457	$11,537	$11,498	$11,371
Earning assets	27,677	27,051	26,183	25,943	26,409
Total assets	29,835	29,132	28,240	28,081	28,555
Non-interest-bearing demand deposits	10,454	10,002	9,617	10,059	10,539
Interest-bearing deposits	14,952	14,650	14,405	13,897	13,916
Total deposits	25,406	24,652	24,022	23,956	24,455
Shareholders' equity	3,091	3,161	3,025	2,958	2,907

Period-End Balance:
Loans	$11,975	$11,581	$11,584	$11,542	$11,487
Earning assets	28,025	27,466	26,789	26,298	26,431
Goodwill and intangible assets	662	662	662	663	663
Total assets	30,196	29,603	28,976	28,400	28,566
Total deposits	25,812	25,108	24,287	24,157	24,344
Shareholders' equity	3,003	3,162	3,137	2,992	2,890
Adjusted shareholders' equity (2)	3,027	2,946	2,855	2,813	2,776

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$153,045	$149,773	$149,714	$161,880	$135,859
As a percentage of period-end loans	1.28%	1.29%	1.29%	1.40%	1.18%

Net charge-offs:	$5,667	$4,986	$21,355	$2,479	$8,514
Annualized as a percentage of average loans	0.19%	0.17%	0.74%	0.09%	0.30%

Non-performing assets:
Non-accrual loans	$100,151	$96,833	$85,130	$177,455	$83,467
Restructured loans	—	1,946	1,946	—	—
Foreclosed assets	2,440	2,158	2,375	2,572	2,255
Total	$102,591	$100,937	$89,451	$180,027	$85,722
As a percentage of:
Total loans and foreclosed assets	0.86%	0.87%	0.77%	1.56%	0.75%
Total assets	0.34	0.34	0.31	0.63	0.30

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio	12.52%	12.40%	11.90%	11.82%	11.37%
Tier 1 Risk-Based Capital Ratio	13.33	13.24	12.73	12.66	12.38
Total Risk-Based Capital Ratio	14.93	14.86	14.36	14.39	13.85
Leverage Ratio	8.14	8.18	8.13	7.96	7.79
Equity to Assets Ratio (period-end)	9.94	10.68	10.82	10.54	10.12
Equity to Assets Ratio (average)	10.36	10.85	10.71	10.53	10.18

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	Year Ended December 31,
	2016	2015	2014	2013	2012
CONDENSED INCOME STATEMENTS

Net interest income	$776,336	$736,632	$686,934	$620,555	$604,861
Net interest income (1)	939,958	888,035	807,937	710,850	668,176
Provision for loan losses	51,673	51,845	16,314	20,582	10,080
Non-interest income:
Trust and investment management fees	104,240	105,512	106,237	91,375	83,317
Service charges on deposit accounts	81,203	81,350	81,946	81,432	83,392
Insurance commissions and fees	47,154	48,926	45,115	43,140	39,948
Interchange and debit card transaction fees	21,369	19,666	18,372	16,979	16,933
Other charges, commissions and fees	39,623	37,551	36,180	34,185	30,180
Net gain (loss) on securities transactions	14,975	69	38	1,176	4,314
Other	41,144	35,656	32,256	34,531	30,703
Total non-interest income	349,708	328,730	320,144	302,818	288,787

Non-interest expense:
Salaries and wages	318,665	310,504	292,349	273,692	258,752
Employee benefits	72,615	69,746	60,151	62,407	57,635
Net occupancy	71,627	65,690	55,745	50,468	48,975
Furniture and equipment	71,208	64,373	62,087	58,443	55,279
Deposit insurance	17,428	14,519	13,232	11,682	11,087
Intangible amortization	2,429	3,325	3,520	3,141	3,896
Other	178,988	165,561	167,656	152,077	139,469
Total non-interest expense	732,960	693,718	654,740	611,910	575,093
Income before income taxes	341,411	319,799	336,024	290,881	308,475
Income taxes	37,150	40,471	58,047	53,015	70,523
Net income	304,261	279,328	277,977	237,866	237,952
Preferred stock dividends	8,063	8,063	8,063	6,719	—
Net income available to common shareholders	$296,198	$271,265	$269,914	$231,147	$237,952

PER COMMON SHARE DATA
Earnings per common share - basic	$4.73	$4.31	$4.32	$3.82	$3.87
Earnings per common share - diluted	4.70	4.28	4.29	3.80	3.86
Cash dividends per common share	2.15	2.10	2.03	1.98	1.90
Book value per common share at end of quarter	45.03	44.30	42.87	39.13	39.32

OUTSTANDING COMMON SHARES
Period-end common shares	63,474	61,982	63,149	60,566	61,479
Weighted-average common shares - basic	62,376	62,758	62,072	60,350	61,298
Dilutive effect of stock compensation	593	715	902	766	345
Weighted-average common shares - diluted	62,969	63,473	62,974	61,116	61,643

SELECTED ANNUALIZED RATIOS
Return on average assets	1.03%	0.97%	1.05%	1.02%	1.14%
Return on average common equity	10.16	9.86	10.51	9.93	10.03
Net interest income to average earning assets (1)	3.56	3.45	3.41	3.41	3.59

(1) Taxable-equivalent basis assuming a 35% tax rate

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	Year Ended December 31,
	2016	2015(1)	2014(1)	2013(1)	2012(1)
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$11,555	$11,267	$10,299	$9,230	$8,457
Earning assets	26,717	25,955	23,877	20,991	19,016
Total assets	28,832	28,061	25,766	22,750	20,825
Non-interest-bearing demand deposits	10,034	10,180	9,125	7,658	7,022
Interest-bearing deposits	14,478	13,861	12,928	11,610	10,270
Total deposits	24,512	24,041	22,053	19,268	17,292
Shareholders' equity	3,059	2,895	2,712	2,455	2,373

Period-End Balance:
Loans	$11,975	$11,487	$10,988	$9,516	$9,224
Earning assets	28,025	26,431	26,052	22,238	21,148
Goodwill and intangible assets	662	663	667	543	544
Total assets	30,196	28,566	28,276	24,311	23,122
Total deposits	25,812	24,344	24,136	20,689	19,497
Shareholders' equity	3,003	2,890	2,851	2,514	2,417
Adjusted shareholders' equity (2)	3,027	2,776	2,710	2,374	2,179

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$153,045	$135,859	$99,542	$92,438	$104,453
As a percentage of period-end loans	1.28%	1.18%	0.91%	0.97%	1.13%

Net charge-offs:	$34,487	$15,528	$9,210	$32,597	$15,774
Annualized as a percentage of average loans	0.30%	0.14%	0.09%	0.35%	0.19%

Non-performing assets:
Non-accrual loans	$100,151	$83,467	$59,925	$56,720	$89,744
Restructured loans	—	—	—	1,137	—
Foreclosed assets	2,440	2,255	5,251	11,916	15,502
Total	$102,591	$85,722	$65,176	$69,773	$105,246
As a percentage of:
Total loans and foreclosed assets	0.86%	0.75%	0.59%	0.73%	1.14%
Total assets	0.34	0.30	0.23	0.29	0.46

CONSOLIDATED CAPITAL RATIOS (3)
Common Equity Tier 1 Risk-Based Capital Ratio	12.52%	11.37%	N/A	N/A	N/A
Tier 1 Risk-Based Capital Ratio	13.33	12.38	13.68%	14.39%	13.68%
Total Risk-Based Capital Ratio	14.93	13.85	14.55	15.52	15.11
Leverage Ratio	8.14	7.79	8.16	8.49	8.28
Equity to Assets Ratio (period-end)	9.94	10.12	10.08	10.34	10.46
Equity to Assets Ratio (average)	10.61	10.32	10.53	10.79	11.39

(1) Certain items in prior financial statements have been reclassified to conform to the current presentation in connection with the adoption of a new accounting standard that requires unamortized debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability.

(2) Shareholders' equity excluding accumulated other comprehensive income (loss).
(3) Beginning in 2015, capital ratios are calculated in accordance with the Basel III Capital Rules. Capital ratios for prior periods were calculated in accordance with previous capital rules.